Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8  (No. 333-121584) of sanofi-aventis SA of our report dated July 14, 2006, except for Notes 2,  4 and 7,  as to which the date is July 10, 2007, relating to the financial statements of Aventis Pharmaceuticals Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Florham Park, New Jersey

July 10, 2007